Exhibit 10.27

AMENDMENT NO. 6

TO

BUSINESS SUPPORT AGREEMENT

This Amendment No. 6 (“Amendment”), effective as of August 1, 2017, is made to that certain Business Support Agreement (the “Agreement”), dated February 25, 2013, by and between National Telehealth Network, LLC, a Delaware limited liability corporation (“Manager”), and Online Care Group P.C., a California professional corporation (“PC”), as amended. Unless otherwise defined herein, capitalized terms used herein shall have the meanings given to such terms in the Agreement.

WHEREAS, PC and Manager desire to amend the amount of the Management Fee.

NOW, THEREFORE, in consideration of the mutual promises and agreements contained herein, the parties hereto agree as follows:

I.    Amendments.

(a)    Section (a) to Exhibit B of the Agreement shall be deleted in its entirety and replaced with the following:

“Management Fee. Subject to adjustment as provided in Section (b) below, for the services to be rendered by the Manager hereunder, PC shall reimburse the Manager an annual management fee equal to actual costs incurred by the Manager which benefit the PC and are eligible under the Service Cost Method (as defined in Section 1.482-9 of the IRS regulations).

II.    No Other Modification. Except as modified and amended herein, all other terms and provisions of the Agreement will remain in full force and effect.

III.    Counterparts. T his Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their respective duly authorized representatives as of the day and year above written.

NATIONAL TELEHEALTH NETWORK, LLC		ONLINE CARE GROUP P.C.

Signature:	/s/ Bradford Gay	Signature:	/s/ Peter Antall

Name:	Bradford Gay	Name:	Peter Antall, MD

Title:	Secretary	Title:	President & CMO